UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 15, 2019

GREEN ENVIROTECH HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-54395	32-0218005
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

14699 Holman Mtn.
Jamestown CA	95327
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(209) 848-4384

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 3.02—UNREGISTERED SALES OF EQUITY SECURITIES

On January 16, 2019, we and Gary DeLaurentiis agreed to convert $137,000 of his accrued, but unpaid compensation into 137,000,000 restricted shares of our common stock, using a conversion price of $0.001 per share.

No general solicitation was used in the above securities transaction. These securities were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder as not involving any public offering.

ITEM 5.02—DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF

DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY

ARRANGEMENTS OF CERTAIN OFFICERS

On January 15, 2019, Chris Bowers resigned as our president, chief executive officer, and director to focus on other professional and philanthropic endeavors. Mr. Bowers’ resignation was not the result of any disagreement between Mr. Bowers and the company on any matter relating to our operations, policies, or practices. Mr. Bowers will remain as a consultant to the company.

Also on January 15, 2019, our board of directors appointed Gary De Laurentiis as the new chief executive officer. Mr. De Laurentiis was our chief executive officer from 2009 through 2016 and has been chairman of the board of directors since July 2009. Mr. DeLaurentiis has been active in the plastics recycling business for nearly 30 years. In partnership with the Chinese government, he designed and built his first plastics recycling plant in 1987. In the years since, he has designed, remodeled, built, and operated plants in Mexico, North Carolina, Ohio, Florida, California, and Canada for both local governments and private industries. From 1992 to 1995, Mr. De Laurentiis worked directly with the state government in Campeche, Mexico, living on-site for 18 months while directing the entire project. In 1996, an Ohio-based group recruited Mr. De Laurentiis to open a shuttered recycling plant. Mr. De Laurentiis started ECO2 Plastics Inc. in 1999 and left Eco2 Plastics in September 2008 to start Green EnviroTech. We and Mr. De Laurentiis have not yet entered into an employment agreement, but the parties intend for Mr. De Laurentiis to be paid a salary of $360,000 per year.

On January 15, 2019, our board of directors appointed Robert J. Anderson to fill the vacancy created by Mr. Bowers’ resignation. Mr. Anderson has been involved in the recycling industry since 1964. From 2013 to 2016, Mr. Anderson was the assistant to the president of International Reclamation, Inc., and from 2002 through 2016, Mr. Anderson was the owner of Central New York Reclamation, specializing in recycling tires. Mr. Anderson has also worked independently as in international finance consultant since 2001. The board concluded that Mr. Anderson should serve as a director based on his significant experience in the recycling and finance industries.

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ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following is filed as an exhibit to this report:

Exhibit Number*	Title of Document	Location

Item 99	Miscellaneous
99.01	Press release dated January 18, 2019	Attached

*	All exhibits are numbered with the number preceding the decimal indicating the applicable SEC reference number in Item 601 and the number following the decimal indicating the sequence of the particular document.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN ENVIROTECH HOLDINGS CORP.

Dated: January 18, 2019	By:	/s/ Gary DeLaurentiis
Gary DeLaurentiis, Chief Executive Officer

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